UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 16, 2010

Occam Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33069	77-0442752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6868 Cortona Drive

Santa Barbara, CA 93117

 (Address of principal executive offices, including zip code)

(805) 692-2900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                  Entry into a Material Definitive Agreement.

Agreement and Plan of Merger and Reorganization

On September 16, 2010, Occam Networks, Inc., a Delaware corporation, or Occam, entered into an Agreement and Plan of Merger and Reorganization, or the Merger Agreement, with Calix, Inc., a Delaware corporation, or Calix, and two wholly owned subsidiaries of Calix, Ocean Sub I, Inc., and Ocean Sub II, LLC, or the Merger Subs.  Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Calix will acquire Occam by means of a series of mergers involving the Merger Subs, or the Transaction.  As a result of the Transaction, Occam will become a wholly-owned subsidiary of Calix.

The transaction is valued at approximately $171 million, or approximately $7.75 per share of Occam common stock (based on the closing trading price of Calix’s stock as of September 14, 2010). Pursuant to the terms of the Merger Agreement and subject to the conditions thereof, at the effective time of the first merger, or the Effective Time, each share of our common stock issued and outstanding immediately prior to the Effective Time (other than shares as to which dissenters’ rights have been properly exercised) will be converted into the right to receive (i) $3.8337 in cash, without interest plus (ii) 0.2925 of a validly issued, fully paid and non-assessable share of Calix common stock, $0.025 par value per share, or Calix Common Stock.

Each of Occam, Calix and the Merger Subs have made customary representations, warranties and covenants in the Merger Agreement.  Our covenants include a “no-shop” provision prohibiting the solicitation of, provision of information to, and discussions with third parties regarding alternate transactions and a provision requiring our board of directors, or our Board, to recommend that our common stockholders adopt the Merger Agreement. These provisions are subject to a “fiduciary-out” exception that, under certain circumstances and prior to the time that Occam stockholders adopt the Merger Agreement, permits our Board to provide information and participate in discussions with respect to unsolicited alternative acquisition proposals that are reasonably likely to constitute or lead to a superior proposal. In addition, we have also agreed to operate our business in the ordinary course of business, consistent with past practice and the terms of certain interim operations covenants, pending consummation of the Transaction.

The completion of the Transaction is subject to various closing conditions, including obtaining the approval of our stockholders, registering the shares of Calix Common Stock to be issued in connection with the Transaction and receipt of regulatory clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. We expect to close the transaction in the fourth quarter of 2010 or the first quarter of 2011.

The Merger Agreement contains certain termination rights for both Occam and Calix, including for Occam to enter, subject to the terms of the Merger Agreement into an agreement with respect to a superior proposal if doing so is necessary for our Board to comply with its fiduciary duties under applicable law. Upon termination under certain circumstances, Occam would be required to pay Calix a termination fee of $5.2 million. The Merger Agreement also provides that, upon termination under certain circumstances, Calix would be required to pay Occam a termination fee of $5 million or $10 million, depending on the circumstances of the termination.

The Board of Directors of Occam unanimously approved the Transaction and the Merger Agreement.  In addition, concurrently with the execution of the Merger Agreement, certain officers and directors of Occam as well as their stockholder affiliates, who together hold approximately 27% of our outstanding common stock as of September 14, 2010, have entered into a support agreement whereby they agreed, among other things, to vote all shares of our common stock held by them in favor of the adoption of the Merger Agreement.

The foregoing descriptions of the Merger Agreement and the support agreement are qualified in their entirety by reference to the full text of the Merger Agreement and support agreement, which are attached to this Current Report on Form 8-K as Exhibit 2.1 and Exhibit 10.1, respectively, and incorporated herein by reference in their entirety.  The Merger Agreement has been attached to provide investors with information regarding its terms.  It is not intended to provide any other factual information about Occam or Calix.  In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential Disclosure Schedule provided by Occam to Calix in connection with the signing of the Merger Agreement.  This confidential Disclosure Schedule contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement.  Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Occam and Calix rather than establishing matters as facts.  Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about Occam or Calix.

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2010, the Compensation Committee of the Board of Directors approved amendments, or the Amendments, to the Change of Control Severance Agreements that had previously been entered into with each of Mr. Robert Howard-Anderson, President and Chief Executive Officer; Ms. Jeanne Seeley, Senior Vice President and Chief Financial Officer; Mr. Gregory Dion, Vice President of Operations and Information Technology; Mr. David Mason, Vice President of Engineering; Mr. Mark Rumer, Chief Technology Officer; and Mr. Russell Sharer, Vice President of Marketing. Except as provided in the Amendments, each officers’ Change of Control and Severance Agreement will otherwise remain the same.

The Amendments increase the cash severance payable to each respective officer upon a qualifying termination from six months of annual base salary to twelve months.  For purposes of calculating any severance payment, base salary will be determined based on the greater of the base salary in effect immediately prior to the Change of Control (as defined in the agreement) and the base salary in effect immediately prior to the termination.  In addition, the Amendments extend the period of reimbursement for certain health benefits from six to twelve months.

The foregoing description is qualified in its entirety by reference to the Amendments. A copy of the Form of Amendment to Change of Control Severance Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 8.01                  Other Events.

On September 16, 2010, Occam and Calix issued a joint press release announcing the execution of the Merger Agreement.  A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference in its entirety.

Item 9.01                  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger and Reorganization, dated as of September 16, 2010, by and among Occam Networks, Inc., Calix, Inc., Ocean Sub I, Inc. and Ocean Sub II, LLC.
10.1	Support Agreement dated as of September 16, 2010 by and among between Calix, Inc., Ocean Sub I, Inc., Ocean Sub II, LLC. and certain stockholders of Occam Networks, Inc.
10.2	Form of Amendment to Change of Control Severance Agreement.
99.1	Joint Press Release dated September 16, 2010.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed merger, and all other statements in this filing other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Readers are cautioned not to place undue reliance on these forward-looking statements, each of which is qualified in its entirety by reference to the following cautionary statements.  Forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements.  A number of the matters discussed herein that are not historical or current facts deal with potential future circumstances and developments, in particular, whether and when the transactions contemplated by the merger agreement will be consummated.  The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters.  Such risks and uncertainties include: the timing of completion of the Merger, future financial and operating results, approval of the merger by our stockholders; satisfaction of various other conditions to the closing of the transactions described herein; the timing and ability of the parties to obtain regulatory clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and the risks that are described from time to time in our reports filed with the SEC, including our Annual Report on Form 10—K for the year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.  This Current Report speaks only as of its date, and we disclaim any duty to update the information herein.

Additional Information and Where to Find It

In connection with the proposed merger, Occam plans to file with the SEC and mail to its stockholders a Proxy Statement/Prospectus and Calix plans to file with the SEC a Registration Statement on Form S-4. The Proxy Statement/Prospectus and the Registration Statement will contain important information about Occam, Calix, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement/Prospectus and the Registration Statement carefully when they are available. Investors and security holders will be able to obtain free copies of the Proxy Statement/Prospectus and the Registration Statement and other documents filed with the SEC by Occam and Calix through the web site maintained by the SEC at www.sec.gov and by contacting Occam Investor Relations at (805) 692-2957 or Calix Investor Relations at (415) 992-4400. In addition, investors and security holders will be able to obtain free copies of the documents filed with the SEC on Occam’s website at www.occamnetworks.com and on Calix’s website at www.calix.com.

Participants in the Acquisition of Occam

Occam and its respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about Occam’s directors and executive officers is set forth in Occam’s proxy statement on Schedule 14A filed with the SEC on April 8, 2010.  Additional Information regarding these persons who may, under the rules of the SEC, be considered participants in the solicitation of Occam stockholders in connection with the proposed transaction will be set forth in the Proxy Statement/Prospectus described above when it is filed with the SEC. You can obtain free copies of this document from Occam using the contact information above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Occam Networks, Inc.

By:	/s/ Jeanne Seeley
Name: Jeanne Seeley
Title: Senior Vice President and Chief Financial Officer

Date:  September 16, 2010

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of September 16, 2010, by and among Occam Networks, Inc., Calix, Inc., Ocean Sub I, Inc. and Ocean Sub II, LLC.
10.1	Support Agreement dated as of September 16, 2010 by and among between Calix, Inc., Ocean Sub I, Inc., Ocean Sub II, LLC. and certain stockholders of Occam Networks, Inc.
10.2	Form of Amendment to Change of Control Severance Agreement.
99.1	Joint Press Release dated September 16, 2010.